Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our report dated April 9, 2014 relating to the balance sheet of Principal Maritime Tankers Corporation appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

April 9, 2014

/s/ Deloitte & Touche LLP

Stamford, CT